Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934


Check the appropriate box:
/  / Preliminary Information Statement
/  / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
     (d)(2))
/X/  Definitive Information Statement

                    NYER MEDICAL GROUP, INC.
 ...........................................................................
          (Name of Registrant As Specified In Charter)

                    NYER MEDICAL GROUP, INC.*
 ..........................................................................
      (Name of Person(s) Filing the Information Statement)

Payment of Filing Fee (Check the appropriate box):
     Not Applicable Due To New Legislation Abolishing Fee

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).
/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
      1)  Title of each class of securities to which transaction applies:
               Common Stock
 ..........................................................................
      2)  Aggregate number of securities to which transaction applies:
               512,000
 ..........................................................................
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11** Pro forma book value per share of the Common Stock to be distributed was $_______ as of September 30, 1996
 ......................................................................
      4)  Proposed maximum aggregate value of transaction.

 ......................................................................
      5)  Total fee paid:

 .......................................................................

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
     Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
 ........................................................................
      2)  Form, Schedule or Registration Statement No.:
 ........................................................................
      3)  Filing Party:

 ........................................................................
      4)  Date Filed:
   .....................................................................

  *  On behalf of Genetic Vectors, Inc.

 ** Set forth the amount on which the filing fee is calculated and state how it was determined.



     INFORMATION STATEMENT

                      GENETIC VECTORS, INC.

                          COMMON STOCK
                   (PAR VALUE $.001 PER SHARE)


     This Information Statement is being furnished in connection with the distribution (the "Distribution") by Nyer Medical Group, Inc. ("Nyer") to holders of record of Nyer common stock ("Common Stock") as of the close of business on May 31, 1996 (the "Record Date") of one share of Common Stock, par value $.001 per share, of Genetic Vectors, Inc. ("Vectors") for each six shares of Nyer Common Stock owned as of the close of business on the Record Date. This Information Statement and a copy of the Vectors' final prospectus (the "Prospectus") will first be mailed to Nyer shareholders on or about January 2, 1997.

     Nyer currently owns 1,321,352 shares of the 1,764,634 shares of Vectors' Common Stock outstanding. The Distribution is being made concurrently with the initial public offering (the "IPO") of Vectors. See Prospectus, "Risk Factors." The Distribution will result in 512,000 shares of Vectors Common Stock being distributed to holders of Nyer Common Stock on a pro rata basis.
No consideration will be paid by Nyer's shareholders for shares of Vectors Common Stock. The Distribution occurred as of December 20, 1996 (the "Distribution Date") which is also the effective date of the Vectors' IPO. See "The Distribution."

     There is no current public market for the Vectors Common Stock, although it is anticipated that a trading market will develop concurrent with the Distribution Date, when Vectors' Registration Statement on Form SB-2 is declared effective. Vectors has applied to list its Common Stock under the symbol "GVEC" on the OTC Bulletin Board (the "Bulletin Board"). See "The Offering" and "The Distribution -- Listing and Trading of the Vectors' Common Stock." See also the Prospectus.
---------------------

   NO VOTE OF SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS
DISTRIBUTION,
  NO PROXIES ARE BEING SOLICITED, AND YOU ARE REQUESTED NOT TO
                        SEND US A PROXY.
---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
    HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
        SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
           ADEQUACY OF THIS INFORMATION STATEMENT.  ANY
                 REPRESENTATION TO THE CONTRARY
                     IS A CRIMINAL OFFENSE.
---------------------
 THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL
     OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.
---------------------

     Shareholders of Nyer with inquires related to the Distribution should contact Ms. Karen L. Wright, Nyer Medical Group, Inc., 1292 Hammond Street, Bangor, Maine, 04401, Telephone: (207) 942-5273, or the Vectors transfer agent, Continental Stock Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York, 10004, (212) 509-4000, which is also acting as distribution agent ("Distribution Agent") for the Distribution.
---------------------

   The date of this Information Statement is December 20, 1996

                        TABLE OF CONTENTS


                                                             PAGE

Vectors                                                      1

Risk Factors                                                 1

The Distribution                                             1

Relationship between Vectors and Nyer
  after the Distribution                                     4

Dividend Policy                                              5

Capitalization                                               5

Financial Information                                        5

Management's Discussion and Analysis of
  Financial Conditions and Results of Operations             5

Business                                                     5

Management                                                   5

Executive Compensation                                       5

Security Ownership of Certain Beneficial
  Owners and Management                                      5

Description of Capital Stock                                 5

Independent Accountants                                      5

Additional Information                                       6

Financial Statements                                        F-1



                             VECTORS

  This Information Statement relies in principal part upon the Prospectus. Nyer did not participate in the drafting of the Prospectus, conduct any independent due diligence or otherwise review it. Although Nyer is the principal shareholder of Vectors, by contract it has given up the right to control the Vectors' board of directors. See Prospectus, "Prospectus Summary" and "Business" for detailed information concerning the business of Vectors.


                          RISK FACTORS

     In addition to the other information contained in this Information Statement, holders of Vectors Common Stock should carefully consider the Prospectus, "Risk Factors."

     In connection with the spin-off of Vectors as an independent public company, Nyer anticipates that it will retain approximately 35.7% of Vectors, without giving effect to the issuance of additional Common Stock in connection with the Underwriters' over-allotment option. However, Nyer only has the right to designate one director and it does not and will not have operational control. Additionally, Nyle International, Inc. ("Nyle"), Nyer's principal shareholder and Mr. Samuel Nyer, the President of Nyer, will own 5.1% and 0.2%, respectively, of Vectors following the IPO and the spin-off.

Risk of Failure of Vectors and Loss of Equity

     In 1992 at the time of Nyer's IPO, Vectors' then chief executive officer and current chairman made statements that Vectors' first product, the Epi DNATM Picogram Assay would be sufficiently developed and capable of being brought to market within six months of the close of the IPO. This did not occur and, in fact, Vectors has still not brought its product line to market, having only generated nominal revenues in four years as a result of limited sales of test kits during an initial trial marketing phase. Vectors is currently making similar claims in its Prospectus that sales of its modified Epi DNATM Picogram Assay will commence approximately nine months after completion of the offering. In view of the fact that these similar statements had been previously made and have not come to fruition, potential investors should carefully examine the risks of Vectors' failure to ever commercialize its products. In the event Vectors does not profitably market its products, Nyer's investment in Vectors, which is in excess of $910,000, may be lost.


                        THE DISTRIBUTION

Reasons for the Distribution

     Due to long standing philosophical differences in management, the Nyer board of directors (the "Board"), after careful analysis and consultation with financial and other advisors, has determined that it is in the best interests of Nyer and its shareholders to separate ownership of Nyer and Vectors. Nyer will continue to conduct the medical products distribution and services business and its pharmacy business, and Vectors will conduct its biotechnology business.

    The Nyer Board believes that, as a result of the benefits to Nyer and Vectors discussed below, the Distribution has the potential to enhance value to Nyer's shareholders. Since its initial public offering in 1992, Nyer financed Vectors' development of its biotechnology business through 1995. Vectors incurred significant losses and generated negligible revenues. Vectors ceased operations in October 1995 for approximately six months. Nyer provided Vectors funds of approximately $ 130,000 in (net of repayments) 1996. Vectors remains a development stage business and Nyer is unwilling to continue to report its losses, as it currently is required to do, on a consolidated basis. The spin-off will provide Vectors with the opportunity to operate as an independent business in the biotechnology field and "sink-or-swim" on its own merits with the marketing of its products. Although Nyer and Vectors are currently operated by separate management teams, separation of the two businesses will enable each management to concentrate their attention and financial resources on its own business without regard to the corporate objectives, policies and capital requirements of the other and allow for more effective incentives for key employees of each business, including stock-based and other incentive programs that will more directly reward employees of each business. The separation will permit investors, customers, lenders and other constituencies to evaluate the respective businesses of Nyer and Vectors on a stand-alone basis.

Distribution Agent

     The Distribution Agent is Continental Stock Transfer & Trust
Company located at 2 Broadway, 19th Floor, New York, New York,
10004. The Distribution Agent is also the transfer agent for both Nyer and Vectors.

Manner of Effecting the Distribution

     Nyer will effect the Distribution as of the effective date of the IPO (the "Distribution Date") by instructing the Distribution Agent to issue certificates evidencing shares of Vectors Common Stock and further instructing the Distribution Agent to distribute those certificates to holders of record of Nyer Common Stock as of the close of business on the Record Date of May 31, 1996. The Distribution will be made on the basis of one share of Vectors Common Stock for each six shares of Nyer Common Stock outstanding as of the close of business on the Record Date. There will be no fractional shares issued in the Distribution. In lieu of fractional shares, Nyer will pay its shareholders the pro rata cash equivalent using the $10.00 IPO price. Thus, a holder of 100 shares of Nyer Common Stock will receive 16 shares of Vectors and $6.66. The actual total number of shares of Vectors Common Stock to be distributed is fixed at 512,000 less adjustment for fractional shares. The shares of Vectors Common Stock will be fully paid and non-assessable and the holders thereof will not be entitled to preemptive rights. See Prospectus, "Description of Securities." Certificates representing shares of Vectors Common Stock and checks will be mailed to Nyer shareholders by the Distribution Agent as soon as practicable after the Distribution Date with this Information Statement.

     HOLDERS OF NYER COMMON STOCK SHOULD NOT SEND CERTIFICATES TO
VECTORS, NYER OR THE DISTRIBUTION AGENT.  NYER STOCK CERTIFICATES
WILL CONTINUE TO REPRESENT SHARES OF NYER COMMON STOCK AFTER THE
DISTRIBUTION IN THE SAME AMOUNT SHOWN ON THE CERTIFICATES.

     Nyer shareholders as of the Record Date that sold shares of Nyer Common Stock after the Record Date but before the December 23, 1996 "ex dividend date" declared by Nasdaq may be deemed to have involuntarily transferred their right to the Distribution pursuant to the provision of the National Association of Securities Dealers, Inc. Uniform Practice Code. Nyer takes no position of the application of this Rule and recommends that any selling shareholders consult their investment representative or other professional advisor.

     No holder of Nyer Common Stock will be required to pay any cash or other consideration for the shares of Vectors Common Stock received in the Distribution or to surrender or exchange shares of Nyer Common Stock in order to receive shares of Vectors Common Stock.


Results of Distribution

     After the Distribution, Vectors will be a separate public company and will own and independently operate the biotechnology business described in the Prospectus. Assuming Vectors successfully closes its IPO, the number and identity of the holders of Vectors Common Stock immediately after the Distribution will be substantially increased due to Vectors' public sale of an additional 500,000 shares of its Common Stock. Immediately after the Distribution and its IPO, Vectors expects to have 2,264,634 shares of Vectors Common Stock outstanding (assuming no exercise of the Underwriters' Over-Allotment Option). See Prospectus, "Shares Eligible for Future Sale." The Distribution will not affect the number of outstanding shares of Nyer Common Stock or any rights of Nyer shareholders.

Listing and Trading of the Vectors' Common Stock

     Vectors has applied for inclusion of its common stock on the Bulletin Board under the symbol "GVEC". The Bulletin Board will not approve any trading in respect of the Vectors Common Stock until the Commission has declared effective the Vectors Form SB-2 in respect of the Vectors Common Stock which is expected to occur concurrent with the Distribution Date. Pursuant to agreement with one of Vectors' Underwriters, the shares of Vectors Common Stock being distributed as a dividend may not be publicly sold for 60 days following the Distribution Date or February 18, 1997.

     There is not currently a public market for the Vectors Common Stock. Until the Vectors Common Stock is fully distributed and an orderly market develops, the prices at which trading in such stock occurs may fluctuate significantly. The prices at which the Vectors Common Stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the depth and liquidity of the market for the Vectors Common Stock, investor perception of Vectors and the industry in which Vectors participates, Vectors' dividend policy and general economic and market conditions.

     Nyer's counsel believes that the Distribution of Vectors Common Stock does not require registration under the Securities Act of 1933, as amended (the "Securities Act") and that the Vectors Common Stock issued in the Distribution would not constitute "restricted securities." As a result, such Vectors Common Stock will be freely transferable, except for shares received by persons who may be deemed to be affiliates of Vectors after the Distribution. Mr. Samuel Nyer, the President of Nyer, may be deemed the beneficial owner of Nyer's Vectors Common Stock, and therefore, an affiliate of Vectors. Persons who are affiliates of Vectors will be permitted to sell their shares of Vectors Common Stock only pursuant to an effective Registration Statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and Rule 144 thereunder.

Conditions; Termination

     Nyer has conditioned the Distribution upon, (i) the Registration Statement on Form SB-2 having become effective under the Securities Act and not being subject to further comment by the Staff of the Commission; (ii) the transactions contemplated by the Distribution shall be in compliance with applicable federal and state securities law; (iii) no legal proceeding affecting or otherwise arising out of the transactions contemplated by the Distribution or which could otherwise affect Nyer or Vectors in a materially adverse manner shall have been commenced or threatened against Nyer, Vectors or the directors or officers of either Nyer or Vectors; and (iv) no material adverse change shall have occurred with respect to Nyer or Vectors, the securities markets or general economic or financial conditions which shall, in the reasonable judgment of Nyer make the transactions contemplated by the Distribution inadvisable.

     Any of the above conditions may be waived in the discretion of Nyer. Even if all of the above conditions are satisfied, Nyer has reserved the right to abandon, defer or modify aspects of the Distribution or the other elements of the Distribution at any time prior to the Distribution Date; however, Nyer will not waive any of the conditions to the Distribution or make any changes in the terms of the Distribution unless Nyer determines that such changes would not be materially adverse to the Nyer shareholders.

Reasons for Furnishing the Information Statement

     This Information Statement is being furnished by Nyer solely to provide information to Nyer shareholders who will receive the Vectors Common Stock in the Distribution. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of Nyer or Vectors. The information contained in this Information Statement is believed by Nyer to be accurate as of the date set forth on its cover. However, in connection with its IPO and filing of the Form SB-2, Vectors' engaged legal counsel and certified public accountants separate from those employed by Nyer. Accordingly, Nyer and its counsel had limited input and no control in connection with Vectors' IPO and the content and disclosure contained in the Form SB-2 and Prospectus. Changes concerning the Distribution, Vectors' IPO and Nyer and Vectors may occur after the date set forth on the cover of this Information Statement, and neither Vectors nor Nyer will update the Information Statement except in the normal course of their respect public disclosure practices.

                  RELATIONSHIP BETWEEN VECTORS
                   AND NYER AFTER THE DISTRIBUTION

     After the Distribution there will be no relationships between Nyer and Vectors other than the fact that Nyer will own 809,352 shares or 35.7% of Vectors outstanding Common Stock. See Prospectus, Principal Shareholders", Certain Transactions" and "Description of Securities." However, the voting of these shares as to the election of Vector board members is restricted pursuant to a written agreement.


                         DIVIDEND POLICY

     See Prospectus, "Dividend Policy."


                         CAPITALIZATION

     See Prospectus, "Capitalization."


                      FINANCIAL INFORMATION

     See Prospectus, "Summary Financial Information."


            MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

     See Prospectus, "Management's Plan of Operation."


                            BUSINESS

     See Prospectus, "Business."


                           MANAGEMENT

     See Prospectus, "Management."


                     EXECUTIVE COMPENSATION

     See Prospectus, "Use of Proceeds" and "Management."


            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS AND MANAGEMENT

     See Prospectus, "Risk Factors - Control by Management" and
"Principal Shareholders."


                  DESCRIPTION OF CAPITAL STOCK

     See Prospectus, "Description of Securities."

                               INDEPENDENT ACCOUNTANTS

     See Prospectus, "Experts."


                     ADDITIONAL INFORMATION

     Vectors has filed with the Commission a Registration Statement and amendments thereto on Form SB-2 under the Securities Act with respect to the Vectors Common Stock being sold in the IPO. This Information Statement does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. That Registration Statement does not relate to the Distribution. Statements made in this Information Statement as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits thereto filed by Vectors with the Commission may be inspected at the public reference facilities of the Commission listed below.

     Nyer is and Vectors will be subjected to the reporting requirements of the Securities Exchange Act of 1934, and in accordance therewith, Nyer files and Vectors will file periodic reports, proxy statements and other information relating to its business, financial and other matters. Such reports, proxy statements and other information filed by Nyer can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Avenue, N.W., Washington, D.C., 20549, and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York, 10048, and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission, Washington, D.C., 20549, at prescribed rates.


                      FINANCIAL STATEMENTS

     See Prospectus, "Index to Financial Statements."

------------------------------------




                     NYER MEDICAL GROUP, INC.
                         1292 Hammond Street
                          Bangor, ME  04401


                                                 December 20, 1996



To the Shareholders of Nyer Medical Group, Inc.:

     The Board of Directors of Nyer Medical Group, Inc. ("Nyer") has approved the distribution of 512,000 shares of common stock of its subsidiary, Genetic Vectors, Inc. ("Vectors"), to holders of Nyer common stock. The enclosed Information Statement and the Vectors' Prospectus contain information about the distribution and related transactions and other important financial and other information about Vectors, its organization, business, management, its initial public offering and other matters.

     The Information Statement is being sent to shareholders of record of Nyer as of May 31, 1996. If you were a holder of Nyer common stock of record at the close of business on May 31, 1996, you are receiving as a dividend one share of Vectors common stock for each six shares of Nyer common stock you held and cash, calculated at the rate of $10.00 per Vectors share, in lieu of fractional shares of Vectors. The enclosed Vectors common stock certificate contains a 60-day trading restriction.

     The Board of Directors believes that the spin-off will enhance value to Nyer's shareholders. The spin-off will separate two distinct companies with different missions and different financial, investment and operating characteristics so that each can pursue business strategies and objectives appropriate to its specific business.

     We are not asking you for a proxy, and shareholder approval of the distribution is neither required nor sought.

     We are excited about this restructuring and the growth opportunities it will create for each company and their respective shareholders.

                                   Sincerely,
                                   NYER MEDICAL GROUP, INC.



                                   By:/s/ Samuel Nyer
                                   Samuel Nyer, President